Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2015)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Service Nambu Co., Ltd.	Korea
KT Service Bukbu Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT New Business Fund No.1	Korea
KTC Media Contents Fund 2	Korea
KT Strategic Investment Fund No.1	Korea
KT Strategic Investment Fund No.2	Korea
BC Card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
BC Card China Co., Ltd.	China
INITECH Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
KT Skylife Co., Ltd.	Korea
Skylife TV Co., Ltd.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTSB Data service	Korea
KT Innoedu Co., Ltd.	Korea
KT Sat Co., Ltd.	Korea
Nasmedia, Inc.	Korea
KT Sports	Korea
KT Music Contents Fund No.1	Korea
KT-Michigan Global Content Fund	Korea
Autopion Co., Ltd.	Korea
K-Realty Rental Housing REIT 1	Korea
KTCS Corporation	Korea
KTIS Corporation	Korea
KT M mobile	Korea
KT Investment Co., Ltd	Korea
Olleh Rwanda Networks Ltd.	Rwanda
Africa Olleh Services Ltd.	Rwanda
KT Belgium	Belgium
KT ORS Belgium	Belgium
NgeneBio	Korea
Korea Telecom Japan Co., Ltd.	Japan

KBTO sp.zo.o.	Poland
Korea Telecom China Co., Ltd.	China
KT Dutch B.V	Netherlands
Super iMax LLC	Uzbekistan
East Telecom LLC	Uzbekistan
Korea Telecom America, Inc.	USA
PT. KT Indonesia	Indonesia
PT. BCCard Asia Pacific	Indonesia